Exhibit 99.1

    NEOPHARM, Inc. Announces Second Quarter 2007 Financial Results


    WAUKEGAN, Ill.--(BUSINESS WIRE)--Aug. 8, 2007--NEOPHARM, Inc.
(NASDAQ: NEOL), today announced its second quarter 2007 financial results.

    For the second quarter ended June 30, 2007, NEOPHARM reported a net loss of $3.6 million, or ($0.13) per diluted share, as compared to a loss of $9.8 million, or ($0.35) per share, for the same period last year, which represents a $6.2 million, or 63%, reduction. This reduction was driven primarily by continued reduction of personnel costs and aggressive cost reduction initiatives for non-personnel expenses.

    With more than $25 million in cash on hand as of June 30, 2007, and an annual cash consumption rate, before external clinical costs and certain legacy costs, of approximately $5 million dollars per year, NEOPHARM estimates that it has adequate cash on hand to fund its operations into 2009.

    Over the last several months, the Company has been focused on further reducing its cash consumption rate to achieve an optimal cost structure, identifying opportunities that exist within its current NeoLipid(R) and tumor-targeting platforms, and establishing a preliminary timeline to progress its drug candidates to the next signal event. As part of NEOPHARM's restructuring effort, it has identified several key areas that it believes will be paramount to the Company's ability to reach necessary inflection points for success including:

    -- Further managing the cost structure to maximize resources allocated to drug development activities

    -- Progressing several drug product candidates through Phase II completion with current available resources

    -- Protecting and enhancing the value of NEOPHARM's intellectual property

    --  Identifying appropriate partner and/or out-license candidates

    -- In-license new cancer molecular targets for therapeutic advantage

    "The current level of cash available, coupled with the reduced annual cash consumption rate and continued discipline in managing our cost structure, has afforded us the opportunity to work towards progressing several of our drug candidates through Phase II completion without the need to raise additional capital," commented Laurence Birch, President and Chief Executive Officer of NEOPHARM. "We feel confident in the strategy and preliminary timeline we have developed over the last several months. Although we realize this plan is a work-in-progress, we believe we have identified a number of opportunities for NEOPHARM to capitalize on the intellectual property it has developed to date. We look forward to providing a thorough update on NEOPHARM's current pipeline, as well as these five key points of focus at our upcoming Annual Meeting that is scheduled for next week."

    Conference Call

    In lieu of a call, the Company will provide updated information on all the drug candidates within its pipeline, as well as a general update on its restructuring activities, in its 10-Q for the second quarter ended June 30, 2007, and as part of management's discussion during the Company's 2007 Annual Meeting of Stockholders scheduled for August 16, 2007 at 10:00 AM.

    About NEOPHARM, Inc.

    NEOPHARM, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. Additional information can be obtained by visiting NEOPHARM's Web site at www.neopharm.com.

    Forward Looking Statements - This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's strategic review of projects and operations, the Company's drug development programs, the initiation, progress and outcomes of clinical trials of the Company's drug product candidates, projections regarding cash used in operations, financial projections, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, regulatory approval, production, and marketing of the Company's drug and non-drug compounds including, but not limited to the Company's ability to pursue additional testing of its tumor targeting and NeoLipid drug product candidates, uncertainty regarding the outcomes of ongoing or proposed FDA studies, the Company's financial guidance and projections, the Company's ability to evaluate the strategic alternatives available to the Company and to cut back on its funding of certain of its development projects in order to conserve its cash resources, the ability of the Company to procure additional future sources of financing, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds, including, but not limited to, its tumor targeting and NeoLipid drug product candidates, that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products, including, but not limited to, its tumor targeting and NeoLipid drug product candidates, the uncertainty of patent protection for the Company's intellectual property or trade secrets, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release, and in the Company's most recent annual report on Form 10-K for the calendar year ended December 31, 2006, as updated in its quarterly reports on Form 10-Q. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.


                            NEOPHARM, INC.
           Condensed Consolidated Statements of Operations
      Three and Six Months Ended June 30, 2007 and June 30, 2006

                     Three Months Ended          Six Months Ended
                 -------------------------- --------------------------
                        (unaudited)                (unaudited)
                  June 30,    June 30, 2006  June 30,    June 30, 2006
                     2007                       2007
                 ------------ ------------- ------------ -------------

Product revenue  $         -  $      9,000  $         -  $     10,000
                 ------------ ------------- ------------ -------------
Total revenue              -         9,000            -        10,000

Expenses:
 Research and
  development      1,138,000     6,037,000    4,145,000    11,881,000
 Selling,
  general, and
  administrative   2,335,000     4,497,000    5,194,000     7,542,000
 Employee
  termination
  costs              555,000       570,000      555,000       570,000
 Change in fair
  value of
  derivative
  financial
  instruments        (55,000)     (628,000)     (53,000)   (1,171,000)
                 ------------ ------------- ------------ -------------
    Total
     expenses      3,973,000    10,476,000    9,841,000    18,822,000
                 ------------ ------------- ------------ -------------
Loss from
 operations       (3,973,000)  (10,467,000)  (9,841,000)  (18,812,000)

Interest income      358,000       676,000      773,000     1,342,000
                 ------------ ------------- ------------ -------------
Net loss         $(3,615,000) $ (9,791,000) $(9,068,000) $(17,470,000)
                 ============ ============= ============ =============
Net loss per
 share --
 Basic and
  diluted        $     (0.13) $      (0.35) $     (0.32) $      (0.63)
                 ============ ============= ============ =============
Weighted average
 shares
 outstanding --
 Basic and
  diluted         28,086,748    27,798,475   28,083,630    27,559,480
                 ============ ============= ============ =============


                     Selected Balance Sheet data
                             (Unaudited)

                                            June 30,     December 31,
                                              2007           2006
                                         -------------- --------------
                                          (unaudited)

Cash and Available for Sale Securities   $  25,712,000  $  38,587,000
Total assets                             $  27,427,000  $  40,689,000
Total current liabilities                $   5,335,000  $   9,577,000
Accumulated deficit                      $(270,301,000) $(261,233,000)
Total stockholders' equity               $  19,931,000  $  28,871,000


    CONTACT: NEOPHARM, Inc.
             Laurence P. Birch, 847-887-0800
             President & CEO
             lbirch@neopharm.com